UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 9, 2015

BroadSoft, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34777	52-2130962
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9737 Washingtonian Boulevard, Suite 350

Gaithersburg, Maryland 20878

(Address of principal executive offices)

(301) 977-9440

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 9, 2015, BroadSoft, Inc. (the “Company”) entered into a purchase agreement (the “Purchase Agreement”) with Barclays Capital Inc., Goldman, Sachs & Co. and Jefferies LLC as representatives of the several Initial Purchasers listed in Schedule I thereto (the “Initial Purchasers”), relating to the sale by the Company of $175.0 million aggregate principal amount of the Company’s 1.00% Convertible Senior Notes due 2022 (the “Notes”), in a private offering (the “Note Offering”) to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The Company also granted the Initial Purchasers a 30-day option to purchase up to an additional $26.25 million aggregate principal amount of Notes. On September 10, 2015, the Initial Purchasers exercised such option in full. Pursuant to the terms of the Purchase Agreement, the parties have agreed to indemnify each other against certain liabilities, including certain liabilities under the Securities Act. A copy of the Purchase Agreement is filed herewith as Exhibit 99.1 and is incorporated by reference herein and the description of the terms of the Purchase Agreement in this Current Report on Form 8-K does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Concurrently with the closing of the Note Offering, the Company repurchased approximately $51 million principal amount of 1.50% convertible senior notes due 2018 (the “2018 Notes”) in privately negotiated transactions effected through one of the Initial Purchasers as its agent for an aggregate purchase price of approximately $53 million. Additionally, the Company used approximately $25 million of the net proceeds from the Note Offering to repurchase shares of its common stock from purchasers of Notes in privately negotiated transactions effected through one of the Initial Purchasers as its agent. The purchase price per share of the common stock was equal to the last reported sale price of the Company’s common stock on the date the Note Offering was priced, which was $31.61 per share. The Company intends to use the remaining net proceeds for general corporate purposes, which may include the acquisition of, or investment in, complementary businesses, products or technologies and additional repurchases of the 2018 Notes.

The Notes were issued pursuant to an Indenture, dated as of September 15, 2015 (the “Indenture”), between the Company and Wells Fargo Bank, National Association, as trustee. Interest on the Notes will be payable semi-annually in cash in arrears on March 1 and September 1 of each year, beginning on March 1, 2016, at a rate of 1.00% per year. The Notes mature on September 1, 2022 unless earlier converted, redeemed or repurchased.

The Notes are general unsecured obligations of the Company. Prior to the close of business on the business day immediately preceding June 1, 2022, the Notes will be convertible at the option of the holders only upon the satisfaction of certain circumstances. Thereafter, the Notes will be convertible at the option of the holders at any time until the close of business on the second scheduled trading day immediately preceding the maturity date. Upon conversion, the Company will pay or deliver, as the case may be, cash, shares of its common stock or a combination of cash and shares of its common stock, at its election. The initial conversion rate is 25.8249 shares per $1,000 principal amount of Notes (equivalent to a conversion price of approximately $38.72 per share of the Company’s common stock), subject to adjustment on the occurrence of specified events. In addition, following certain corporate events that occur prior to the maturity date or if the Company issues a notice of redemption on or after September 1, 2019 as described below, the Company will increase the conversion rate for a holder who elects to convert its Notes in connection with such corporate event or during the redemption period in certain circumstances.

The Company may not redeem the Notes prior to September 1, 2019. On or after September 1, 2019, the Company may redeem for cash all or any portion of the Notes, at its option, if the last reported sale price of the common stock is equal to or greater than 140% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending within the five trading days immediately preceding the date on which the Company provides notice of redemption, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date.

If the Company undergoes a “fundamental change” (as defined in the Indenture) prior to the maturity date of the Notes, holders may require the Company to repurchase all or part of their Notes at a repurchase price equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date.

The Indenture includes customary terms and covenants, including certain events of default after which the Notes may be due and payable immediately. The following events are considered “events of default,” which may result in acceleration of the maturity of the Notes:

(1)	default by the Company in any payment of interest on any Note when due and payable and the default continues for a period of 30 days;

(2)	default by the Company in the payment of principal of any Note when due and payable at its stated maturity, upon optional redemption, upon any required repurchase, upon declaration of acceleration or otherwise;

(3)	failure by the Company to comply with its obligation to convert the Notes in accordance with the Indenture upon exercise of a holder’s conversion right, and such failure continues for a period of five calendar days;

(4)	failure by the Company to comply with its obligations under the Indenture with respect to consolidation, merger or sale of assets of the Company;

(5)	failure by the Company to comply with its notice obligations in connection with a fundamental change or a specified corporate transaction, in each case when due;

(6)	failure by the Company for 60 days after written notice from the trustee or the holders of at least 25% principal amount of the Notes then outstanding has been received by the Company to comply with any of its agreements under the Notes or the Indenture;

(7)	default by the Company or any of its subsidiaries with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any debt for money borrowed in excess of $20,000,000 (or its foreign currency equivalent) in the aggregate of the Company and/or any such subsidiary, whether such debt now exists or shall hereafter be created, which default results:

(i)	in such debt becoming or being declared due and payable, and such debt has not been discharged in full or such declaration rescinded or annulled within 30 days, or

(ii)	from a failure to pay the principal of any such debt when due and payable at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise, and such defaulted payment shall not have been made, waived or extended within 30 days;

(8)	a final judgment or judgments for the payment of $20,000,000 (or its foreign currency equivalent) or more (excluding any amounts covered by insurance) in the aggregate rendered against the Company or any of its subsidiaries, which judgment is not discharged, bonded, paid, waived or stayed within 60 days after (i) the date on which the right to appeal thereof has expired if no such appeal has commenced, or (ii) the date on which all rights to appeal have been extinguished; or

(9)	certain events of bankruptcy, insolvency or reorganization of the Company or any of its significant subsidiaries.

Subject to certain exceptions, the Company has agreed not to sell or transfer any common stock of the Company for 90 days after September 9, 2015 without first obtaining the written consent of the representatives on behalf of the Initial Purchasers. Subject to certain exceptions, the Company’s directors and executive officers have also agreed not to sell or transfer any common stock of the Company for 45 days after September 9, 2015 without first obtaining the written consent of the representatives on behalf of the Initial Purchasers.

The Indenture and form of Notes are filed herewith as Exhibit 4.1 and Exhibit 4.2, respectively, and are incorporated by reference herein. The foregoing description of the terms of the Notes and the Indenture does not purport to be complete and is qualified in its entirety by reference to such exhibits.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01 above, which is incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities.

See Item 1.01 above, which is incorporated by reference herein.

Item 8.01 Other Events.

On September 9, 2015, the Company issued a press release announcing its proposed plans to offer, subject to market and other conditions, up to approximately $175 million principal amount of Notes in a private offering to qualified institutional buyers pursuant to Rule 144A of the Securities Act. The Company also announced that it expected to grant the initial purchasers in the Note Offering an option to purchase up to an additional $26.25 million principal amount of Notes. A copy of the press release is filed herewith as Exhibit 99.2 and incorporated by reference herein.

On September 10, 2015, the Company issued a press release announcing the pricing of the Note Offering. A copy of the press release is filed herewith as Exhibit 99.3 and incorporated by reference herein.

This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any offer, solicitation or sale of these securities in any state in which such offer, solicitation or sale would be unlawful. Any offers of the securities would be made only by means of a confidential offering circular. These securities have not been registered under the Securities Act or any state securities laws and, unless so registered, may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act and applicable state laws.

This Current Report on Form 8-K includes forward-looking statements regarding future events. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including, but not limited to, statements regarding the expected closing of the offering, the anticipated uses of the proceeds from the offering, any statements of expectation or belief, and any statements of assumptions underlying any of the foregoing. These statements are based on current expectations on the date of this report and involve a number of significant risks and uncertainties that may cause actual results to differ significantly from such estimates. The risks include, but are not limited to, the satisfaction of the closing conditions of the offering and the risks of identifying and completing acquisitions using the proceeds of the offering. The Company’s Securities and Exchange Commission filings identify many other risks and uncertainties. Any forward-looking statements that the Company makes in this report speak only as of the date of such statement, and the Company undertakes no obligation to update such statements.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

4.1	Indenture, dated as of September 15, 2015, by and between BroadSoft, Inc. and Wells Fargo Bank, N.A., as Trustee.

4.2	Form of Note representing BroadSoft, Inc. 1.00% Convertible Senior Notes due 2022 (included as Exhibit A to the Indenture filed as Exhibit 4.1).

99.1	Purchase Agreement dated September 9, 2015, by and among BroadSoft, Inc., Barclays Capital Inc., Goldman, Sachs & Co. and Jefferies LLC.

99.2	Press release dated September 9, 2015.

99.3	Press release dated September 10, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROADSOFT, INC.

Date: September 15, 2015	By:	/s/ Mary Ellen Seravalli
		Name:	Mary Ellen Seravalli
		Title:	Vice President and General Counsel

Exhibit Index

Exhibit Number	Description

4.1	Indenture, dated as of September 9, 2015, by and between BroadSoft, Inc. and Wells Fargo Bank, N.A., as Trustee.

4.2	Form of Note representing BroadSoft, Inc. 1.00% Convertible Senior Notes due 2022 (included as Exhibit A to the Indenture filed as Exhibit 4.1).

99.1	Purchase Agreement dated September 9, 2015, by and among BroadSoft, Inc., Barclays Capital Inc., Goldman, Sachs & Co. and Jefferies LLC.

99.2	Press release dated September 9, 2015.

99.3	Press release dated September 10, 2015.